EXHIBIT 99.2

Winstar Extends Expiration Date for Debt Tender Offers; Expiration Date to Coincide with Closing Date of Previously Announced New Senior Notes Offering

NEW YORK -- (BUSINESS WIRE) -- March 31, 2000 -- Winstar Communications, Inc. WCII announced today that it has extended the Expiration Date with respect to its offer to purchase for cash, any and all of its outstanding 14% Senior Discount Notes Due 2005 and 14-1/2% Senior Deferred Interest Notes Due 2005; the outstanding 12-1/2% Guaranteed Senior Secured Notes Due 2004 of Winstar Equipment Corp.; and the outstanding 12-1/2% Guaranteed Senior Secured Notes Due 2004 of Winstar Equipment II Corp. (collectively, the "Notes").

The Company has extended the Expiration Date until 9:30 a.m., Eastern Standard Time, on April 10, 2000, to coincide with the closing date of its previously announced new senior notes offering.

The terms and conditions of the offers are set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated March 3, 2000 (the "Offer to Purchase"). Capitalized terms used herein, unless otherwise defined herein, have the meanings ascribed thereto in the Offer to Purchase.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in Winstar's SEC reports and other filings.

Winstar is a registered trademark of Winstar Communications, Inc.

CONTACT:
Financial Community:
Daniel Briggs

Director, Capital Market Relations

212/792-9032
dbriggs@winstar.com

 -or-

Press:
Marianne Steiner

Vice President, Corporate Communications

212/792-9021
msteiner@winstar.com